                               DTC DELIVERY ELECTION FORM

   THIS FORM MUST BE COMPLETED AND SUBMITTED IF SHARES WILL BE PRESENTED FOR
REDEMPTION BY BOOK-ENTRY TRANSFER TO THE DEPOSITORY TRUST COMPANY. PLEASE FAX THIS
FORM TO THE DEPOSITARY AT THE NUMBER INDICATED BELOW PRIOR TO 5:00 P.M. NEW YORK CITY
TIME ON THE SAME DAY SHARES ARE PRESENTED FOR REDEMPTION.

                          FACSIMILE COPY NUMBER: 718-234-5001
                           CONFIRM BY TELEPHONE: 718-921-8200

YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW. FAILURE TO FURNISH THE INFORMATION
REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REDEMPTION
REQUEST AND THE FUND WILL BE UNABLE TO REPURCHASE YOUR SHARES.
Your Name :_____________________________________________________________________________
DTC--VOI Number:________________________________________________________________________
DTC Participant Number:_________________________________________________________________
Date of Entry:__________________________________________________________________________
Number of Shares Presented for Redemption:______________________________________________
Name and Telephone No. of Representative:_______________________________________________
Mexican Account Information:
MEXICO
Name of Account (if different):_________________________________________________________
Bank or Broker Name (in Mexico):________________________________________________________
Bank or Broker Address:_________________________________________________________________

________________________________________________________________________________________

Securities Account No.:_________________________________________________________________
Name and Telephone No. of Mexican Account Representative (optional):____________________
IN ADDITION, YOU MUST ADVISE THE ABOVE-NAMED MEXICAN BANK(S) OR BROKER(S) THAT SHARES
WILL BE RECEIVED FOR YOUR ACCOUNT(S) FROM BBVD BANCOMER, S.D.

PORTFOLIO SECURITIES RECEIVED WILL BE REGISTERED IN THE NOMINEE NAME OF THE DELIVERING
PARTY ON AN INTERIM BASIS. THE SIGNOR, IN CONJUNCTION WITH THE MEXICAN BANK/BROKER, WILL
BE RESPONSIBLE FOR REREGISTERING THE PORTFOLIO SECURITIES.

